This Amending Agreement is dated effective the 7th day of April, 2006.

BETWEEN:

SILVER STAR ENERGY INC.

(the “Contractor”)

AND:	GORDON SAMSON, businessman

(the “Sub-Contractor”)

WHEREAS:

A.           By an agreement (the “Consulting Agreement”) dated effective January 17, 2006, the Sub-Contractor was engaged to assist the Contractor with its business of exploration, development and sale of oil and natural gas properties, primarily in North America; and

B.	The parties have agreed to amend the Consulting Agreement on the basis set forth herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, covenants and mutual provisos set forth herein, and the payment of $1.00, the receipt and sufficiency of such consideration is hereby acknowledged, the parties agree as follows:

1.	The Consulting Agreement is hereby amended by deleting paragraph 4 thereof and replacing it with the following:
“4.

During the term of this Agreement, the Sub-Contractor and its Nominee shall devote a substantial amount of his time and energies to the performance of its duties hereunder and shall periodically, or at any time, upon the request of the Contractor, submit data as to the time requirements of work performed and to be performed by him for the Contractor in connection with this Agreement.”

2.	The Consulting Agreement is hereby amended by deleting Schedule “B” thereto and substituting in place thereof the schedule attached hereto as Appendix 1.
3.	In all other respects, the Consulting Agreement remains unamended and in full force and effect, in accordance with the terms thereof.
4.	The parties hereto shall execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.
5.	This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

SILVER STAR ENERGY INC.

By:	/s/ Robert McIntosh
Authorized Signatory

GORDON SAMSON

/s/ Gordon Samson

Appendix 1

- replacement Schedule “B” attached hereto -

Schedule B

In each month during the Term, the Contractor shall pay to the Sub-Contractor:

1.	the amount of USD$4,000; and
2.	the amount in the invoice provided by the Sub-Contractor to the Contractor pursuant to paragraph 6.

The Sub-Contractor shall also be issued 1,000,000 shares of common stock which are qualified with a Form S8 registration statement and which shall vest immediately and shall not be refundable irrespective of the termination of this Agreement prior to the expiration of the Term.